EXHIBIT 99.1

Robotic Radical Prostatectomy Comes Up ‘Short’ in CAPTAIN Trial

– Whole-gland TULSA ablation demonstrates statistically significant superior penile length preservation compared to robotic RP at 1 month –

TORONTO, July 24, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (iMRI) procedures, today announced new data from the Level 1 post-market CAPTAIN randomized controlled trial comparing the TULSA Procedure™ with robotic radical prostatectomy (“robotic RP”) in men with organ-confined, intermediate-risk, Gleason Score 7 (Grade Group 2 and 3) prostate cancer. At 1 month following the TULSA Procedure, there was no median change in penile length, compared with a median 0.65 cm reduction in penile length after robotic RP.

The new penile length results in favor of the TULSA Procedure were presented for the first time earlier today by Xiaosong Meng, MD, PhD, an Assistant Professor in the Department of Urology at UT Southwestern Medical Center, at the Society of Robotic Surgery (“SRS”) Annual Meeting held in Fort Lauderdale, FL.

Dr. Meng’s SRS presentation highlighted:

  No median change in penile length at 1 month after whole-gland TULSA, compared with a median 0.65 cm reduction in penile length after robotic RP.
  A statistically significant between-arm difference in change in penile length estimated from a mixed-effects model (0.42 cm; p<0.001).
  Additional quality of life context following Profound’s previously announced CAPTAIN primary safety endpoint results, in which TULSA demonstrated statistically significant superiority over robotic RP in preserving both erectile function and urinary continence at 6 months.

“Penile length is not something many men feel comfortable talking about, even in the absence of prostate disease,” said Arun Menawat, Profound’s CEO and Chairman. “Because the penis may be deeply tied to their identity, masculinity, and/or self-worth, even small amounts of penile shrinkage can cause men a lot of additional worry and distress. This new data points to the greater peace of mind that the TULSA Procedure can deliver to patients by gently, safely and precisely ablating prostate tissue while actively protecting surrounding structures.”

About CAPTAIN

CAPTAIN (A Comparison of TULSA Procedure vs. Radical Prostatectomy in Participants with Localized Prostate Cancer) is a prospective, multi-center randomized controlled trial aimed at comparing the safety and efficacy of the TULSA Procedure (performed with the TULSA-PRO® system) with robotic RP in men with organ-confined, intermediate-risk, Gleason Score 7 (Grade Group 2 and 3) prostate cancer. CAPTAIN exceeded its enrollment target, treating 211 patients, instead of the initially planned 201 patients, by August 2025 at 20 sites in the United States, two in Canada and one in Europe. The goal of CAPTAIN is to demonstrate that the efficacy of the TULSA procedure is not inferior to robotic RP, while demonstrating superior quality of life outcomes. The primary safety endpoint is the proportion of patients who preserve both erectile potency and urinary continence at one year after treatment. The primary efficacy endpoint is the proportion of patients who are free from any additional treatment for prostate cancer, free of metastases or prostate cancer related death by three years after treatment. Secondary endpoints include comparison of rates of complications, cost effectiveness, as well as histologic and biochemical failure.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195